CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-240865 on Form S-6 of our report dated October 9, 2020, relating to the financial statement of FT 8943, comprising Income Allocation Closed-End 4Q '20 (Income Allocation Closed-End Portfolio, 4th Quarter 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 9, 2020